SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2004

AMICI VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State of Incorporation)	333-60958 (Commission File Number)	13-3963541 (IRS Employer Identification No.)

511 W. 25th Street, Suite 503, New York, New York
(Address of principal executive offices)(Zip Code)

212-414-9600
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1- Registrants Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

On December 22, 2004, Amici Ventures, Inc. (“AMICI”) and Sibling Entertainment, Inc. (“Sibling”) entered into a non binding letter of intent (the “Letter of Intent”) intended to summarize the principal terms of a proposal being considered by AMICI regarding its possible acquisition (the “possible Acquisition”) of all of the outstanding capital stock of Sibling either through the merger of Sibling with and into a wholly-owned subsidiary of AMICI or through a direct share exchange agreement among AMICI and the shareholders of Sibling (collectively, the “Sibling Shareholders”). The Letter of Intent merely constitutes a statement of the Parties’ mutual intentions with respect to the Possible Acquisition and does not contain all matters upon which agreement must be reached in order for the transaction to be consummated and, therefore, does not constitute a binding commitment with respect to the Possible Acquisition. A binding commitment to the Possible Acquisition will result only from the execution, delivery and consummation of a definitive agreement (the “Definitive Agreement”), subject to the conditions expressed in the Letter of Intent.

The letter of intent is subject to numerous conditions, including satisfactory completion of due diligence, finalization of the terms of the combination and structure of the transaction; negotiation, preparation and execution of definitive transaction documents, compliance with state and federal securities laws and regulations, and corporate, shareholder and regulatory approvals. The Letter of Intent terminates automatically if a Definitive Agreement is not executed by March 31, 2004. The binding provisions of the Letter of Intent shall survive any such termination. If a final agreement is reached and the other conditions satisfied, the transaction is expected to close no later than the third calendar quarter of 2005. However, as a result of the foregoing uncertainties, there can be no assurances that the transaction will be completed.

Both AMICI. and Sibling are based and operating in New York, New York in offices leased by Sibling Entertainment, Inc. Both companies pursue similar operations including the purchase and exploitation of literary rights for the production of both film and stage properties; management consulting agreements with theatrical production companies and film production companies, consulting agreements for the management of theatrical real estate. Both companies seek similar direct arrangements with authors, production companies, theatres as well as the formation of new companies to finance, produce productions for stage and film, and may also seek the direct acquisition of companies that currently possess rights or agreements desired by the Company.

Sibling is a private company owned and controlled by directors, officers and affiliates thereof Some of these directors, officers and affiliate shareholders are directors, officers and affiliates of AMICI and have entered into consulting agreements between both companies as reported in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003.

Sibling also owns and controls Sibling Pictures, Inc., a film production company organized to finance and produce independent feature films; and 721 Santa Fe Realty Company LLC organized to lease, manage and/or own real estate in Denver, Colorado. Sibling Entertainment, Inc. is a co-producer of several musicals in development or in production including BROOKLYN – THE MUSICAL, a new Broadway musical that opened October 21, 2004 in New York City at the Plymouth Theatre; and MENOPAUSE THE MUSICAL currently running in a regional theatre in Ft. Lauderdale; amongst others.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to Amici Ventures, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, cost savings and other expected benefits of its acquisition of Amici Ventures, Inc. and its proposed merger with Sibling Entertainment, Inc., business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Business–Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, costs, delays and other difficulties related to the proposed transactions, failure of the parties to satisfy closing conditions and other merger agreement terms, general economic and business conditions, adverse changes in the entertainment industry and various other factors beyond the Company’s control. Amici Ventures, Inc. disclaims any responsibility to update these forward-looking statements.

Section 9-Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits

10.	Letter of Intent dated December 22, 2004 between Amici Ventures, Inc. and Sibling Entertainment, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amici Ventures, Inc.
(Registrant)

By;  /S/ “Jay S. Cardwell”
        James S. Cardwell, CFO

Dated: December 22, 2004

Exhibits to Form 8K Dated December 22, 2004

10.	Letter of Intent dated December 22, 2004 between Amici Ventures, Inc. and Sibling Entertainment, Inc.